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                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 June 14, 2004
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)

                          Bongiovi Entertainment, Inc.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter

         Nevada                 033-22264-FW               33-0840184
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number

           39 Hansen Farm Road, North Haven, Connecticut 06473
           ----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code

                                (203) 239-9734
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code

             649 SW Whitmore Drive, Port Saint Lucie, Florida 34984
          -------------------------------------------------------------
           Former Name or Former Address, if Changed Since Last Report



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

    As of June 14, 2004, Bongiovi Entertainment, Inc., a Nevada corporation (the "Registrant") entered into an Asset Purchase and Sale Agreement (the "Sale Agreement") with certain shareholders of the Registrant (collectively, the "Shareholders"), pursuant to which the Shareholders purchased back certain assets of the Registrant (the "Transferred Assets") and assumed certain liabilities of the Registrant in consideration for transferring back to the Registrant a total of 16,000,000 shares of common stock owned by the Shareholders. Such shares were delivered to the Registrant for cancellation or deposit in the treasury. At the closing of the transaction, the current officers and directors of the Registrant resigned, and Larry Shatsoff was appointed as the new president and director of the Registrant.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) EXHIBITS.

          Exhibit 10.1   Asset Purchase and Sale Agreement.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    BONGIOVI ENTERTAINMENT, INC.

Dated: June 21, 2004                By: /s/ Larry Shatsoff
                                        ----------------------------------
                                        Larry Shatsoff, President

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